EX-99.16.a

DFA INVESTMENT DIMENSIONS GROUP INC.
POWER OF ATTORNEY
The undersigned officers and directors of DFA INVESTMENT DIMENSIONS GROUP INC. (the “Fund”) hereby appoint DAVID G. BOOTH, GREGORY K. HINKLE, CATHERINE L. NEWELL, VALERIE A. BROWN, JEFF J. JEON,  GERARD K. O’REILLY, DAVID P. BUTLER, CAROLYN L. O, JOY L. LOPEZ and RYAN P. BUECHNER (with full power to any one of them to act) as attorney-in-fact and agent, in all capacities, to execute and to file any of the documents that said attorneys and agents may deem necessary or advisable to enable the Fund to comply with or register any security issued by the Fund under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the U.S. Securities and Exchange Commission thereunder, with respect to the Fund’s Registration Statement on Form N-14 as it relates to the reorganization of the Dimensional 2005 Target Date Retirement Income Fund, a portfolio of the Fund, with and into the Dimensional Retirement Income Fund, a separate portfolio of the Fund, including any and all pre- and post-effective amendments and exhibits thereto and any and all documents required to be filed with respect thereto, with the U.S. Securities and Exchange Commission or any other regulatory authority.  Each of the undersigned grants to each of said attorneys and agents full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
The undersigned officers and directors hereby execute this Power of Attorney as of this 25th day of September, 2019.

/s/ David P. Butler David P. Butler, Co-Chief Executive Officer	/s/ Gerard K. O’Reilly Gerard K. O’Reilly, Co-Chief Executive Officer and Chief Investment Officer

/s/ David G. Booth David G. Booth, Chairman and Director	/s/ Catherine L. Newell Catherine L. Newell, President and General Counsel

/s/ George M. Constantinides George M. Constantinides, Director	/s/ Gregory K. Hinkle Gregory K. Hinkle, Vice President, Chief Financial Officer, and Treasurer

/s/ Douglas W. Diamond Douglas W. Diamond, Director	/s/ Edward P. Lazear Edward P. Lazear, Director

/s/ Darrell Duffie Darrell Duffie, Director	/s/ Myron S. Scholes Myron S. Scholes, Director

/s/ Roger G. Ibbotson Roger G. Ibbotson, Director	/s/ Abbie J. Smith Abbie J. Smith, Director

/s/ Ingrid M. Werner Ingrid M. Werner, Director